                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    September 3, 2003
                                                ---------------------------

                                   DeVRY INC.
---------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


          DELAWARE                  012751                36-3150143
---------------------------------------------------------------------------
(State or other jurisdiction     (Commission            (IRS Employer
 of incorporation                 File Number)           Identification No.)


 ONE TOWER LANE, OAKBROOK TERRACE, IL                      60181
---------------------------------------------------------------------------
    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code  (630)571-7700
                                                    ----------------------










Total number of pages: 5

                                   DEVRY INC.
                                 FORM 8-K INDEX


                                                              Page No.


Item 9 - Regulation FD Disclosure                              3-4


Signatures                                                     5

Item 9 -Regulation FD Disclosure
--------------------------------
On September 3, 2003, DeVry Inc. issued a press release. The full text of that press release is as follows:

Contacts:						For Immediate Release
Joan Bates
Investor Relations, DeVry Inc.
630-574-1949

Hannah Arnold
Media Relations, Linden, Alschuler & Kaplan
212-575-4545

                   DeVry Inc. Announces Agreement with
                        RCC College of Technology

      Agreement Would Enable Current DeVry Students in Toronto to Continue
      Studies

 	OAKBROOK TERRACE, Ill., September 3, 2003 -- DeVry Inc.
(NYSE:DV), an international higher education company, today announced that its subsidiary, DeVry Canada LLC, has signed a letter of intent with RCC College of Technology that will enable DeVry to phase out its operations at its Toronto campus commencing November 2003. Based in Vaughan, Ont., RCC College of Technology provides career-focused electronics and computer technology diploma programs.

        Subject to the company entering into a definitive agreement and approval by the Ontario Provincial Ministry, DeVry's Toronto campus will no longer admit new students effective with the 2003 fall term. DeVry College of Technology will contract with RCC College of Technology to manage the completion of programs of study for the current student body in Toronto. Pending government approval, RCC will use existing DeVry curriculum to deliver courses that allow all current DeVry students to obtain DeVry diplomas and certificates. In addition, the letter of intent makes provisions for the acquisition of DeVry assets and the use of certain portions of DeVry curriculum under the RCC brand name. The transaction is expected to be completed by November 2003.

        "RCC is a highly regarded institution with a long record of accomplishment, and shares DeVry's strong brand in technology education," said Ronald L. Taylor, president and co-chief executive officer of DeVry Inc. "This arrangement would allow DeVry to phase out its operations in Toronto, while fully providing for the educational needs of students who are already enrolled."

        "We look forward to serving the needs of current DeVry students as they complete their desired programs and move on to successful careers in technology and business," said Hartley Nichol, president of RCC. "In addition, this agreement will help pave the way for the ongoing evolution of RCC into a more comprehensive higher education institution."

        "While DeVry University has evolved greatly over the years as a higher education system, our Toronto institute has not been able to grow with us," Taylor said. "We have been unable to offer our full range of graduate and undergraduate degree programs in the province and utilize other delivery formats such as online education. The gap between our Toronto institute and the rest of our campuses has been growing, and as a result, we believe that the operations there no longer fit our strategic and business goals."

        This transaction will not affect DeVry's Calgary, Alberta, campus, which currently offers a variety of degree programs and is the first private, for-profit degree-granting institution in Alberta. The Calgary campus' emphasis on longer-term degree programs, which are unavailable in Toronto, is consistent with the overall focus of DeVry University.

        DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University and Becker Conviser Professional Review. DeVry University offers associate, bachelor's and master's degree programs in technology, business and management. Ross University is focused exclusively on professional medical and veterinary education awarding both doctor of medicine and doctor of veterinary medicine degrees. Becker Conviser Professional Review is a leading provider of preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit <http://www.devry.com>.

        Certain information contained in this release may constitute forward-looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainty that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties include, but are not limited to, dependence on student financial aid, state and provincial approval and licensing requirements, and the other factors detailed in the company's Securities and Exchange Commission filings, including those discussed under the heading "Risk Factors" in the Company's Registration Statement on Form S-3 (No. 333-22457) filed with the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 DEVRY INC.
                                                ------------
                                                (REGISTRANT)



Date: September 3, 2003                         /s/Ronald L. Taylor
                                                -------------------
                                                Ronald L. Taylor
                                                President and
                                                Co-Chief Executive Officer




Date: September 3, 2003                         /s/Norman M. Levine
                                                -------------------
                                                Norman M. Levine
                                                Senior Vice President and
                                                Chief Financial Officer